Exhibit 99.1

Terns Reports First Quarter 2021 Financial Results and Provides Corporate Update

-Top-line data from the Phase 2a LIFT study of TERN-101 expected in June 2021-

FOSTER CITY, Calif. May 13, 2021 –Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates for the treatment of non-alcoholic steatohepatitis (NASH) and other chronic liver diseases, today reported financial results for the first quarter ended March 31, 2021 and provided a corporate update.

“Our development team has continued to rapidly advance our NASH clinical programs, with top-line data for the Phase 2a LIFT study of FXR agonist TERN-101 in NASH now accelerated into June 2021. In the LIFT study, in addition to safety and tolerability, we are assessing multiple non-invasive endpoints, including MRI-PDFF (proton density fat fraction), a marker of steatosis, as well as ELF (enhanced liver fibrosis) and cT1 (MRI corrected T1) which are markers of fibrosis and/or inflammation linked to clinical outcomes and histological improvements in chronic liver diseases,” said Senthil Sundaram, CEO at Terns. “In March, we initiated our first clinical trial of TERN-501 and look forward to announcing top-line data in the second half of 2021 that we hope will provide clinical confirmation of its high metabolic stability and differentiated pharmacokinetic profile.”

Recent Developments and Anticipated 2021 Milestones

TERN-101: Liver-distributed farnesoid X receptor (FXR) agonist

•	Completed patient enrollment in the Phase 2a LIFT study in NASH patients in January 2021
•	Expecting top-line data from the Phase 2a LIFT study in June 2021

TERN-501: Thyroid hormone receptor-beta (THR-β) agonist

•	Initiated dosing in a first-in-human Phase 1 SAD/MAD clinical trial in March 2021
•	Expecting top-line data from the ongoing Phase 1 trial in 2H21
•	Composition of matter claims allowed by USPTO

TERN-201: Vascular adhesion protein-1 (VAP-1) inhibitor

•	Expecting to initiate dosing in 12-week Phase 1b clinical trial in NASH patients in 1H21 with expected top-line data in 1H22

GLP1-R: Oral, small-molecule receptor agonist

•	Expecting to nominate a final candidate in 2H21 for further development

Strengthened balance sheet

•	Completed an oversubscribed and upsized $147 million initial public offering in February 2021
•	Cash and equivalents support operations into 2024

Terns also announced today that Erin Quirk, M.D., will assume the position of Head of Research & Development, in addition to President and Chief Medical Officer, effective immediately. Weidong Zhong, Ph.D. will be leaving his position as Chief Scientific Officer and board member, effective as of July 2, 2021. In the interim, Dr. Zhong will continue to support Dr. Quirk to ensure a smooth transition.

Mr. Sundaram continued, “On behalf of our board and our entire team, I would like to thank Weidong for all of the contributions he made in founding Terns but also in successfully building and advancing our diverse NASH pipeline. At the same time, we are pleased to expand Erin’s title in recognition of her ongoing role in leading our research, development and manufacturing teams, which she has done since 2020. With Erin’s leadership, I am confident that we are well positioned to continue to advance our current and future pipeline candidates through all stages of research and development.”

First Quarter Financial Results

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Cash Position: As of March 31, 2021, cash, cash equivalents and marketable securities were $195.6 million as compared with $74.9 million as of December 31, 2020. Based on its current operating plan, Terns expects these will be sufficient to fund its planned operating expenses into 2024.

•	Research and Development (R&D) Expenses: R&D expenses were $8.7 million for the quarter ended March 31, 2021, as compared with $7.2 million for the quarter ended March 31, 2020.
•	General and Administrative (G&A) Expenses: G&A expenses were $4.6 million for the quarter ended March 31, 2021, as compared with $2.2 million for the quarter ended March 31, 2020.
•	Net Loss: Net loss was $13.3 million for the quarter ended March 31, 2021, as compared with $9.2 million for the quarter ended March 31, 2020.

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$8,735	$7,244
General and administrative	4,561	2,179
Total operating expenses	13,296	9,423
Loss from operations	(13,296)	(9,423)
Interest income	11	50
Other (expense) income, net	(13)	167
Loss before income tax expense	(13,298)	(9,206)
Income tax expense	(39)	-
Net loss	(13,337)	(9,206)
Net loss attributable to noncontrolling interest	-	(205)
Net loss attributable to common stockholders - basic and diluted	$(13,337)	$(9,001)

Net loss per share attributable to common stockholders, basic and diluted	$(0.88)	$(41.69)
Weighted average common stock outstanding, basic and diluted	15,160,046	215,890

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	March 31, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$195,581	$74,854
Total assets	199,241	92,290
Total liabilities	9,239	23,698
Preferred stock	-	186,033
Total stockholders’ equity (deficit)	190,002	(117,441)

About Terns Pharmaceuticals
Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates for the treatment of non-alcoholic steatohepatitis, or NASH, and other chronic liver diseases. Terns’ programs are based on clinically validated and complementary mechanisms of action to address the multiple hepatic disease processes of NASH in order to drive meaningful clinical benefits for patients.  For more information, please visit www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities; the Company’s expectations regarding the profile of its product candidates, including tolerability, safety, metabolic stability and pharmacokinetic profile; the Company’s ability to continue to execute on its clinical strategy and plans; the potential utility and progress of the Company’s product candidates in NASH; and the sufficiency of our cash on hand to fund our operating expenses and capital expenditures. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development activities and preclinical studies and clinical trials. In particular, the impact of the COVID-19 pandemic on the Company’s ability to progress with its research, development, manufacturing and regulatory efforts, including the Company’s clinical trials for its product candidates, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2020. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Cory Tromblee

media@ternspharma.com